SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 15, 1997

                                 BBN CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                                  Massachusetts
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                 (State or other jurisdiction of incorporation)

       1-6435                                                04-2164398
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(Commission File Number)                           (IRS Employer Identification)


 150 CambridgePark Drive, Cambridge, Massachusetts       02140
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 (Address of Principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (617) 873-2000

                                 Not Applicable
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events

             On August 15, 1997, GTE Corporation, a New York corporation ("GTE") completed its acquisition of BBN Corporation, a Massachusetts corporation ("BBN") pursuant to the Agreement and Plan of Merger, dated as of May 5, 1997 (the "Merger Agreement"), among GTE, GTE Massachusetts Incorporated, a wholly owned subsidiary of GTE ("GTE Massachusetts"), and BBN. Pursuant to the terms of the Merger Agreement, on August 15, 1997, following a special meeting of stockholders of BBN, GTE Massachusetts merged with and into BBN with BBN being the surviving corporation. As a result of the consummation of the merger, all shares of common stock of BBN held by stockholders other than GTE and its affiliates were converted into the right to receive $29.00 in cash and BBN became a wholly-owned subsidiary of GTE.

         The press release issued by GTE in connection with the consummation of the merger is filed herewith as Exhibit 99 and is incorporated herein by reference.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

             (c)  Exhibits.

             99 Press Release of GTE Corporation issued August 15, 1997.

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                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    August 19, 1997

                                            BBN CORPORATION

                                            /s/ Ralph Goldwasser
                                            ---------------------------------
                                            Name:  Ralph Goldwasser
                                            Title: Senior Vice President and
                                                   Chief Financial Officer
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                                  Exhibit Index
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Exhibit
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  99         Press Release of GTE Corporation issued August 15, 1997

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